UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2012

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Broadway, 31st Floor New York, New York 10036
(Address of principal executive offices) (Zip Code)

(212) 257-4062
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On May 30, 2012, Bonds.com Group, Inc. (the “Company”) awarded options to purchase shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) to certain current and former directors, and current officers, employees and consultants pursuant to the Company’s 2011 Equity Plan as compensation.  These options are exercisable for an aggregate of 40,650,002 shares of Common Stock, including (a) options to purchase 4,216,667, 3,433,334, 3,416,667, 1,433,334 and 1,400,000 shares of Common Stock awarded to current director and Chairman Edwin L. Kentzger, III, former director David Bensol, former director George Jameson, current director Patricia Kemp and current director H. Eugene Lockhart for their prior service as directors pursuant to the Company’s director compensation program and in lieu of cash compensation otherwise payable; and (b) options to purchase 4,500,000 and 2,500,000 shares of Common Stock to John Ryan, the Company’s Chief Financial Officer, and David Weisberger, the Company’s Chief Operating Officer, respectively, as incentive compensation.  All of the options awarded have exercise prices of $0.07 per share, which exceeds the closing price of the Company’s Common Stock on the OTCQX market on the date of grant (which closing price was $0.05 per share).  The options awarded to current and former directors were fully vested on the date of grant and the balance of the options for the others vest quarterly over a period of four years, except that options awarded to officers and employees who have been employed by the Company for at least two years as of the date of grant were 25% vested on the date of grant with the balance vesting quarterly over four years.

The foregoing issuances were made in reliance on the exemptions from registration set forth in Section 4(2) of the Securities Act of 1933, as amended, based on the nature of the offering and other factors.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 30, 2012, the Company adopted the Second Amendment to the Company’s 2011 Equity Plan (the “Equity Plan Amendment”).  The terms of the Company’s 2011 Equity Plan, as subsequently amended by the First Amendment to the Company’s 2011 Equity Plan dated as of May 10, 2012, were disclosed by the Company pursuant to the Company’s Current Reports on Form 8-K filed with the U.S. Securities and Exchange Commission on February 7, 2011, and on May 16, 2012, respectively.  Pursuant to the Equity Plan Amendment, the number of shares of Common Stock available for issuance under the Company’s 2011 Equity Plan was increased from 125,000,000 to 200,000,000.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

10.1	Second Amendment to 2011 Equity Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2012

BONDS.COM GROUP, INC.

By:	/s/ John Ryan
Name:	John Ryan
Title:	Chief Financial Officer